EXHIBIT 2
                                                                   ---------









                                  $200,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                December 10, 1998

                                      among

                              MEREDITH CORPORATION,

                             The Banks Listed Herein,

                               WACHOVIA BANK, N.A.,
                               as Agent and a Bank,

                       THE FIRST NATIONAL BANK OF CHICAGO,
                         as Syndication Agent and a Bank,

                                       and

                         SUNTRUST BANK, CENTRAL FLORIDA,
                              NATIONAL ASSOCIATION,
                        as Documentation Agent and a Bank.

                                CREDIT AGREEMENT


          AGREEMENT dated as of December 10, 1998 among MEREDITH CORPORATION, the BANKS listed on the signature pages hereof, WACHOVIA BANK, N.A., as Agent and as a Bank, THE FIRST NATIONAL BANK OF CHICAGO, as Syndication Agent and a Bank, and SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, as Documentation Agent and a Bank.

          The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Definitions. The terms as defined in this Section1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

          "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii)any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii)any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

          "Agent's Letter Agreement" means that certain letter agreement, dated as of October 21, 1998, between the Borrower and the Agent and accepted by the Borrower on October 22, 1998, relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

          "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

          "Applicable Margin" has the meaning set forth in Section 2.05(a).

          "Applicable Unused Fee Rate" shall mean 0.20%, per annum.

          "Assignee" has the meaning set forth in Section 9.07(c).

          "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.07(c) in the form attached hereto as Exhibit G.

          "Authority" has the meaning set forth in Section 8.02.

          "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

          "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate for any day, changes in the Prime Rate and the Federal Funds Rate shall be effective on the date of each such change.

          "Base Rate Borrowing" means a Borrowing if the advances under such borrowing bear or are to bear interest calculated by reference to the Base Rate.

          "Base Rate Loan" means Loans which bear or are to bear interest calculated by reference to the Base Rate.

          "Borrower" means Meredith Corporation, a corporation incorporated under the laws of the State of Iowa, and its successors and permitted assigns.

          "Borrower Officer's Certificate" has the meaning set forth in Section 3.01(f).

          "Borrowing" shall mean a borrowing under the Commitments consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article
II. A Borrowing is a "Euro-Dollar Borrowing" if such Loans are made as Euro-Dollar Loans and a "Base Rate Borrowing" if such Loans are made as Base Rate Loans.

          "Broadcast Licenses" means licenses, permits, authorizations or certificates now or hereafter held by the Borrower and its Subsidiaries (including, without limitation, the Broadcast Licenses listed on Schedule 4.19 hereto) to construct, own, operate or promote the Stations granted by the FCC, the administrative law courts or by any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

          "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP; provided, however, for purposes of calculating the "Fixed Charge Coverage Ratio" for any Fiscal Quarter, Capital Expenditures, in an aggregate amount up to $16,000,000, incurred in connection with the construction of a new facility and expanded news programming for WGNX will not be included in "Capital Expenditures".

          "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

          "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations and amendments.

          "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

          "Change of Law" shall have the meaning set forth in Section 8.02.

          "Closing Certificate" has the meaning set forth in Section 3.01(e).

          "Closing Date" means December 10, 1998.

          "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

          "Commitment" means, with respect to each Bank, (i) the amount designated as the Commitment set forth opposite the name of such Bank on the signature pages hereof, or (ii) as to any Bank which enters into an Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Section 2.08.

          "Commitment Reduction Date" means November 1, 2002, May 1, 2003, November 1, 2003 and May 1, 2004.

          "Compliance Certificate" has the meaning set forth in Section
5.01(c).

          "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Interest Expense for such period; (ii) all payments of principal in respect of Debt (excluding principal payments made with respect to any revolving line of credit) of the Borrower or any of its Consolidated Subsidiaries for such period; and (iii) all dividends paid by the Borrower and its Consolidated Subsidiaries for such period.

          "Consolidated Funded Debt" means, at any date, the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Gross Revenues" means as applied to any Person for any period, the aggregate gross revenues of such Person for such period, as determined in accordance with GAAP.

          "Consolidated Interest Expense" for any period means interest expensed in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period.

          "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

          "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and
(E) translation adjustments for foreign currency transactions.

          "Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

          "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

          "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a bankers' acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, with an expiration date more than one year from such date, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.

          "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Euro-Dollar Loan or Base Rate Loan hereunder (irrespective of whether any such type of loans are actually outstanding hereunder).

          "Depreciation and Amortization" means for any period the sum of all depreciation and amortization expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.
                                     - 5 -

           "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized or required by law to close.

          "EBITDA" for any period means the sum of: (i) Consolidated Net Income, (ii) taxes on income, (iii) Consolidated Interest Expense, and (iv) Depreciation and Amortization, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in
accordance with GAAP.    In computing EBITDA,  any of the foregoing items
realized or accrued for such period and prior to the date of a Permitted Acquisition (solely for purposes of this definition, Permitted Acquisition shall be deemed to include the acquisition of any asset) by the Person so acquired or attributable to the assets so acquired shall be included in EBITDA, but only to the extent that such items of such Person or attributable to such assets would have been available to the Borrower or such Subsidiary had the Borrower or such Subsidiary acquired such Person or such assets at the beginning of such period.

          "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

          "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

          "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements, which when combined with all other Environmental Liabilities of the Borrower is greater than $500,000.

          "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

          "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

          "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

          "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

          "E. T. Meredith Family Stockholders" means (a) the lineal descendants by blood or adoption of E.T. Meredith ("descendants") and the spouses and surviving spouses of such descendants; (b) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals described in (a) above; and (c) any corporation, partnership, limited liability company or other business organization so long as (i) one or more individuals or entities described in clauses (a) and (b) above possess, directly or indirectly, the power to direct or cause the direction of, the management and policies of such corporation, partnership, limited liability company or other business organization and (ii) substantially all of the ownership, beneficial or other equity interests in such corporation, partnership, limited liability company or other business organization are owned, directly or indirectly, by one or more individuals or entities described in clauses (a) and (b) above.

          "Euro-Dollar Borrowing" means a Borrowing if the advances under such borrowing bear or are to bear interest at a rate based upon the London Interbank Offered Rate.

          "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Euro-Dollar Loan" means Loans which bear or are to bear interest at a rate based upon the London Interbank Offered Rate.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.05(c).

          "Event of Default" has the meaning set forth in Section 6.01.

          "FCC" means the Federal Communications Commission.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Wachovia on such day on such transactions as determined by the Agent.

          "Fiscal Quarter" means any fiscal quarter of the Borrower.

          "Fiscal Year" means any fiscal year of the Borrower.

          "Fixed Charge Coverage Ratio" means the ratio, measured as of the last day of each Fiscal Quarter, of: (A) the amount equal to: (i) EBITDA, calculated for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters, less (ii) Capital Expenditures, calculated for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters, to (B) Consolidated Fixed Charges for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters.

          "Forfeiture Proceeding" means any action, proceeding or investigation affecting the Borrower or any Subsidiary of the Borrower before any court, arbitrator or Governmental Authority having jurisdiction over the Borrower or such Subsidiary or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in: (a) an indictment of any of them; or (b) the seizure or forfeiture of any of their property which, when combined with all other property of the Borrower of any Subsidiary of the Borrower seized or forfeited during the current Fiscal Quarter and the immediately preceding three Fiscal Quarters has an aggregate fair market value in excess of $500,000.

          "Funding Date" means the earliest of the following dates: (i) April 30, 1999; (ii) the date on which the Borrower terminates the Commitments; and
(iii) the Initial Draw Date.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

          "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, or any instrumentality of any of the foregoing.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any "hazardous substance", "pollutant" or "contaminant", as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "Initial Draw Amount" means the aggregate principal amount of all Loans advanced by the Banks on the Initial Draw Date.

          "Initial Draw Date" means the date on which the first Loan is advanced by the Banks hereunder.

          "Interest Payment Date" means each April 1, July 1, October 1 and January 1.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

          (a) any Interest Period (subject to clause (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

          (c) any Interest Period applicable to the Loans which begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date.

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such borrowing and ending 30 days thereafter; provided that:

          (a) any Interest Period (subject to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period applicable to the Loans which begins before the Maturity Date and would otherwise end after the Maturity Date shall end on the Maturity Date.

          "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

          "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

          "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, servitude or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan Documents" means this Agreement, the Notes, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, or the Loans, as such documents and instruments may be amended or supplemented from time to time.

          "Loans" means the loans made by the Banks under the Commitments and "Loan" means any one of such Loans.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.05(c).

          "Margin Stock" means "margin stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

          "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the

Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

          "Maturity Date" means May 1, 2004.

          "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

          "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

          "Net Proceeds of Capital Stock" means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Capital Stock (including, without limitation, the aggregate amount of any and all Debt converted into Capital Stock), from a Person other than the Borrower or a Consolidated Subsidiary, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

          "Non-excluded Taxes" has the meaning set forth in Section 2.11(c).

          "Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto and "Note" means any one of such Notes.

          "Notice of Borrowing" has the meaning set forth in Section 2.02.

          "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

          "Participant" has the meaning set forth in Section 9.07(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Acquisition" means the acquisition by the Borrower or any Subsidiary of the Borrower of shares of capital stock of any Person or assets from any Person, if: (A) in the case of the acquisition of shares of capital stock of any Person, immediately after giving effect to such acquisition (i) such Person is a Consolidated Subsidiary; (ii) the Borrower controls such Person directly or indirectly through a Subsidiary; (iii) no Default shall have occurred and be continuing; (iv) the line or lines of business engaged in by such Person are substantially the same as the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date; and (v) such acquisition is made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired and, if necessary, the shareholders of the Person to be acquired; and (B) in the case of the acquisition of assets from any Person, immediately after giving effect to such acquisition: (i) the assets acquired by the Borrower or such Subsidiary of the Borrower, shall be used by the

Borrower or such Subsidiary in a line of business substantially the same as the lines of business engaged in by the Borrower and its Subsidiaries on the Closing Date; and (ii) no Default shall have occurred and be continuing.

          "Person" means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

          "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

          "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

          "Rate Determination Date" has the meaning set forth in Section
2.05(a).

          "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Maturity Date either
(i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

          "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

          "Required Banks" means at any time: (1) Banks having at least 51% of the aggregate amount of the Commitments; or, (2) if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Notes.

          "Stations" means collectively (i) KPHO-TV, a VHF broadcasting station licensed to Phoenix, Arizona, and serving the Phoenix market, (ii) WOFL-TV, a UHF broadcasting station licensed to Orlando, Florida, and serving the Orlando-Daytona-Melbourne-Cocoa-Claremont market; (iii) KCTV, a VHF broadcasting station licensed to Kansas City, Missouri, and serving the Kansas City market;
(iv) WSMV-TV, a VHF broadcasting station licensed to Nashville, Tennessee, and serving the Nashville market; (v) WNEM-TV, a VHF broadcasting station licensed to Bay City, Michigan, and serving the Saginaw-Bay City-Flint market; (vi) KVVU-TV, a VHF broadcasting station licensed to Henderson, Nevada, and serving the Las Vegas-Henderson market; (vii) WOGX-TV, a UHF broadcasting station licensed to Ocala, Florida, and serving the Ocala-Gainesville market; (viii) WHNS-TV, a UHF broadcasting station licensed to Asheville, North Carolina, and serving the Asheville, North Carolina-Greenville, South Carolina, market;

(ix) KPDX, a UHF broadcasting station licensed to Vancouver, Washington, and serving the Portland, Oregon, market; (x) WFSB, a VHF broadcasting station licensed to Hartford, Connecticut, and serving the Hartford-New Haven, Connecticut market; (xi) KFXO-LP, a low power broadcasting station licensed to Bend, Oregon, and serving the Bend, Oregon market; and (xii) any and all television, radio or other broadcasting stations, now or hereafter acquired or controlled, directly or indirectly, by the Borrower.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

          "Total Assets" of any Person means, at any time, the total assets of such Person, as set forth or reflected or as should be set forth or reflected on the most recent balance sheet of such Person, prepared in accordance with GAAP.

          "Transferee" has the meaning set forth in Section 9.07(d).

          "Unencumbered Total Assets" of any Person means, at any time, Total Assets of such Person which are subject to any arrangement specified in 12 CFR
Section 221.2(g)(1).

          "Unused Fee Payment Date" means each April 1, July 1, October 1 and January 1.

          "Wachovia" means Wachovia Bank, N.A., a national banking association and its successors.

          "WGNX" means WGNX, a UHF broadcasting station licensed to Atlanta, Georgia and serving the Atlanta, Georgia market.

          "WGNX Acquisition" means the acquisition by KCPQ Acquisition Corp. (a Consolidated Subsidiary of the Borrower) of all or substantially all of the assets used in connection with KCPQ-TV (the "KCPQ Assets"), a VHF broadcasting station serving the Seattle, Washington market and the subsequent exchange of the KCPQ Assets, for the assets used in connection with the operation of WGNX and no less than $5,000,000 in cash; which exchange shall occur simultaneously with the acquisition of the KCPQ Assets.

          "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

          "Year 2000 Compliant and Ready" as used herein means that (A) the Borrower's and its Subsidiaries' hardware and software systems with respect to the operation of its business and its general business plan will in all material respects: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;

(ii) operate, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century and; (B) the Borrower has developed alternative plans to ensure business continuity in all material respects in the event of the failure of any or all of items (i) through (iii) above.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks, unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

          SECTION 1.03. Use of Defined Terms. All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

          SECTION 1.04. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

          SECTION 1.05. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", and "Sections" are references to articles, exhibits, schedules and sections hereof.


                                   ARTICLE II

                                   THE CREDITS

          SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to the Borrower from time to time before the Maturity Date; provided that, (i) each Bank's Commitment shall be initially advanced, if at all, in one advance made on the Funding Date; and (ii) immediately after each Loan is made, the aggregate outstanding principal amount of the Loans by such Bank shall not exceed such Bank's Commitment, provided further that the aggregate principal amount of all

Loans at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time. Each Borrowing that is a Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 and each Borrowing that is a Base Rate Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.08, repay Loans and reborrow under this Section 2.01 at any time before the Maturity Date; provided, however, that after the Funding Date: (i) the proceeds of any Borrowing shall be used exclusively for the purpose of repaying Loans maturing on the date of such Borrowing and for no other purpose; and (ii) the ability to reborrow may be limited by the provisions of Section 2.08 hereof.

          SECTION 2.02. Method of Borrowing Loans. (a) The Borrower shall give the Agent notice in the form attached hereto as Exhibit H (a "Notice of Borrowing") prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii)   the aggregate amount of the Borrowing; and

          (iii) whether the Loans comprising a Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; provided, however, commencing on the Funding Date and continuing until October 8, 1999, the Loans comprising a Borrowing shall be Euro-Dollar Loans.

          (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (c) Not later than 12:00 P.M. (Atlanta, Georgia time) on the date of each Borrowing referenced in the Notice of Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its ratable share of such Borrowing in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in or specified pursuant to
Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent receives notice from a Bank, at the Agent's address referred to in Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of the applicable Borrowing stating that such Bank will not make the applicable Loan in connection with such Borrowing, the Agent shall be entitled to assume that such Bank will make the Loan in connection with such Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Borrowing to the Borrower for the account of such Bank. If the Agent makes such Bank's ratable share available to the

Borrower and such Bank does not in fact make its ratable share of such Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower with the Agent), together with interest thereon for each day during the period from the date of such Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such borrowing for purposes of this Agreement.

          (d) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.11, as the case may be.

          (e) Notwithstanding anything to the contrary contained in this Agreement, no Euro-Dollar Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived in writing.

          (f) In the event that a Notice of Borrowing fails to specify whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with a new corresponding Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loans comprising such new Borrowing shall be Base Rate Loans.

          (g) Notwithstanding anything to the contrary contained herein, (i) there shall not be more than nine (9) different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous) applicable to the Loans; (ii) there shall not be more than eight (8) different Interest Periods outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous) applicable to the Loans that are Euro-Dollar Loans; and (iii) the proceeds of any Borrowing that is a Base Rate Borrowing shall be applied first to repay the unpaid principal amount of all Borrowings that are Base Rate Loans (if any) outstanding immediately before such Borrowing.

          SECTION 2.03. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

          (b) Upon receipt of each Bank's Note pursuant to Section 3.01, the Agent shall deliver such Note to such Bank. Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto and whether, in the case of such Bank's Note, such Loan is a Base Rate Loan or Euro-Dollar Loan, and such schedule shall constitute rebuttable presumptive evidence of the principal amount owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.04. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the first to occur of: (i) the last day of the Interest Period applicable to such Borrowing; or (ii) the Maturity Date; provided, however, that the aggregate outstanding principal amount of all Loans at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.

          SECTION 2.05.  Interest Rates.   (a) Commencing on the Funding Date
and continuing until October 8, 1999, the Applicable Margin shall be .75% for Euro-Dollar Loans. Commencing on October 8, 1999, and continuing at all times thereafter, the "Applicable Margin" shall be determined quarterly based upon the ratio of Consolidated Funded Debt to EBITDA (calculated as of the last day of each Fiscal Quarter for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

If the Ratio of Consolidated               Base
Funded Debt to EBITDA is:               Rate Loans      Euro-Dollar Loans
-----------------------------           ----------      -----------------
Greater than or equal to 3.00                0%               .90%

Greater than or equal to 2.50
but less than 3.00                           0%               .75%

Greater than or equal to 2.00
but less than 2.50                           0%               .625%

Less than 2.0                                0%               .50%


The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 50 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratios are being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 50 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 100 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (ii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or Quarter, as the case maybe, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the ratio of Consolidated Funded Debt to EBITDA was more than 3.00 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Loan outstanding on such Rate Determination Date; provided that: (i) for Euro-Dollar Loans, changes in Applicable Margin shall only be effective for Interest Periods commencing on or after the Rate Determination Date; and (ii) no Applicable Margin shall be decreased pursuant to this Section 2.05 if a Default is in existence on the Rate Determination Date.

           (b) Each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Base Rate Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on the Interest Payment Date immediately following the last day of such Interest Period. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (c) Each Loan that is a Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period; provided that if any Euro-Dollar Loan shall, as a result of clause (1)(c) of the definition of Interest Period, have an Interest Period of less than one month, such Euro-Dollar Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, on each Interest Payment Date during such Interest Period. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

           The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan the rate per annum
                                    - 18 -
determined on the basis of the rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rate appears on the display designated as Page "3750" of the Telerate Service (or such other page as may replace page 3750 of that service or such other service or services as may be nominated by the British Banker's Association for the purpose of displaying London Interbank Offered Rates for U.S. dollar deposits) determined as of 1:00 p.m. New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate; provided, however, that automatically whether or not the Required Banks elect to do so, any overdue principal of and, to the extent permitted by law, overdue interest on any Loan shall bear interest payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

          (f) Notwithstanding anything herein to the contrary, if one or more Commitment Reduction Dates are scheduled to occur during an Interest Period in which the Loans are Euro-Dollar Loans other than on the last day of such Interest Period, then during such Interest Period a portion of the outstanding balance of the Loans which is equal to the aggregate amount of the principal payment due on the Loans on such Commitment Reduction Dates shall be Base Rate Loans, and only the remaining portion of the outstanding principal of the Loans shall constitute Euro-Dollar Loans.

          SECTION 2.06.  Fees.

          (a) The Borrower shall pay to the Agent for the ratable account of each Bank an unused fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Commitment, times (ii) a per annum percentage equal to the Applicable Unused Fee Rate. Such unused fee shall accrue from and including the Closing Date to and including the Funding Date. Unused fees shall be payable quarterly in arrears on each Unused Fee Payment Date and on the Funding Date, provided that should the Commitments be terminated at any time prior to the Funding Date for any reason, the entire accrued and unpaid unused fee shall be paid on the date of such termination.

          (b) (1) On the Closing Date, the Borrower shall pay to the Agent for the account of each Bank a closing up-front fee equal to the amount set forth on Schedule 2.06A corresponding to such Bank's name.

          (2) On the Initial Draw Date, the Borrower shall pay to the Agent for the account of each Bank a funding up-front fee equal to the amount set forth on Schedule 2.06B corresponding to such Bank's name; provided that the Borrower shall have no obligation to pay any such funding up-front fee in the event Loans are not advanced under this Agreement.

          (c) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

          SECTION 2.07. Optional Termination or Reduction of Commitments. At any time prior to the Initial Draw Date, the Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000, the Commitments. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.06(a)) shall be payable on the effective date of such termination.

          SECTION 2.08.  Mandatory Reduction and Termination of Commitments.

          (1) The Commitments shall terminate on the Maturity Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          (2) The aggregate amount of the Commitments shall be reduced, commencing on the first Commitment Reduction Date and continuing on each Commitment Reduction Date thereafter until and including the Commitment Reduction Date on the Maturity Date in the amounts set forth below corresponding to the respective Commitment Reduction Date:

          Commitment               Amount of
          Reduction Date           Reduction
          --------------           ---------

          November 1, 2002         20% of the amount of the Commitment on
                                   the Funding Date (after giving effect to the reduction in the Commitment, if any, pursuant to Section 2.08(4)).

          May 1, 2003              30% of the amount of the Commitment on
                                   the Funding Date (after giving effect to the reduction in the Commitment, if any, pursuant to Section 2.08(4)).

          November 1, 2003         20% of the amount of the Commitment on
                                   the Funding Date (after giving effect to the reduction in the Commitment, if any, pursuant to Section 2.08(4)).

          May 1, 2004              30% of the amount of the Commitment on
                                   the Funding Date (after giving effect to the reduction in the Commitment, if any, pursuant to Section 2.08(4)).
                                    - 20 -

          (3) If the Borrower shall repay or prepay any Loans other than with the proceeds of a new Borrowing under the Commitments then there shall be a mandatory reduction of the Commitments to an amount equal to the aggregate principal amount of all Loans then outstanding (after giving effect to such repayment or prepayment).

          (4) If on the Funding Date the Commitments shall not have been reduced to a lesser amount pursuant to this Section 2.08, then on the Funding Date there shall be a mandatory reduction of the Commitments to an amount equal to the aggregate principal amount of all Loans outstanding on the Funding Date.

          (5) Each reduction of the Commitments shall be applied to reduce the Commitments of the several Banks ratably. Any optional reduction of the Commitments shall reduce the amount of any subsequent mandatory reductions pursuant to this Section 2.08 in their inverse chronological order of maturity. No mandatory reduction of the Commitments pursuant to any paragraph of this
Section 2.08 shall reduce the amount of any subsequent mandatory reduction of the Commitments pursuant to such paragraph or any other paragraph of this
Section 2.08.

          SECTION 2.09. Optional Prepayments of Loans. (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent, prepay any Loan that is a Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Base Rate Borrowing. Any optional or mandatory prepayment of any Loan pursuant to Section 2.09 or Section 2.10 shall not be reborrowed by Borrower under this Agreement.

          (b) Except as provided in Section 8.02, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the last day of an Interest Period applicable thereto.

          (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

          SECTION 2.10. Mandatory Prepayments. On each date on which the Commitments are reduced or terminated pursuant to Section 2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay ratably the Loans of the several Banks; provided that such prepayment shall be applied to Loans outstanding on the date of such prepayment (in direct order of maturity).

          SECTION 2.11. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on the Loans and of unused fees hereunder, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks.

          (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (c) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, (i) taxes imposed on or measured by its net income, (ii) franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof, and (iii) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Non-excluded Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Non-excluded Taxes with respect to any Loan or fee or other amount, promptly after receiving notice thereof, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Non-excluded Taxes are payable in respect of any Loan or fee relating thereto, the Borrower shall furnish any Bank, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Bank, in either case stating that such payments are exempt from or not subject to withholding or deduction of Non-excluded Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Non-excluded Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

          In the event any Bank receives a refund of any Non-excluded Taxes paid by the Borrower pursuant to this Section 2.11, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

          Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

          SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Unused fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

          SECTION 3.01. Conditions to Closing. On the Closing Date, the Borrower shall satisfy each of the following conditions:

          (a)  receipt by the Agent from each of the parties hereto of either
     (i) a duly executed counterpart of this Agreement signed by such party or
     (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

          (b) receipt by the Agent of a duly executed Note for the account of each Bank complying with the provisions of Section 2.03;

          (c) receipt by the Agent of an opinion (together with any opinions of local counsel relied on therein) of Thomas Slaughter, General Counsel of the Borrower, dated as of the Closing Date, substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

          (d) receipt by the Agent of an opinion of Womble, Carlyle, Sandridge & Rice, PLLC, special counsel for the Agent, dated as of the Closing Date, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

          (e) receipt by the Agent of a certificate (the "Closing Certificate"), dated the Closing Date, substantially in the form of Exhibit D hereto, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the Closing Date; and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the Closing Date;

          (f) receipt by the Agent of all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including without limitation a certificate of incumbency of the Borrower (the "Borrower Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower, substantially in the form of Exhibit E hereto, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents to which it is a party, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State of the State of incorporation of the Borrower as to the existence of the Borrower as a corporation organized under the laws of such state, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party;

          (g) receipt and satisfactory review by the Agent of all documents, agreements and other matters and information which the Agent may reasonably request relating to the WGNX Acquisition;

          (h) receipt by the Agent of all fees due and payable under Sections 2.06(b)(1) and (c); and

          (i) receipt by the Agent of such other documents, certificates and other information, as the Agent or any Bank may reasonably request.

          SECTION 3.02 Conditions to First Borrowing. The obligation of each Bank to make a Loan on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 3.03 and the following additional conditions:

          (a) receipt by the Agent of satisfactory evidence that on or before the date of the first Borrowing, the Borrower shall have consummated the WGNX Acquisition and acquired WGNX upon terms and conditions substantially similar to the terms and conditions disclosed by the Borrower to the Agent and the Banks on or before the Closing Date; and

          (b) receipt by the Agent of satisfactory evidence that the Borrower shall have obtained any and all consents, authorizations and approvals from or in respect of, and shall have made all filings, registrations and notices with, any and all governmental authorities, agencies or officials with respect to the WGNX Acquisition and such WGNX Acquisition shall be in compliance with and shall not constitute a default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower; and

          (c) receipt by the Agent of all fees due and payable under Sections 2.06(b)(2) and (c); and

          (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred.

          SECTION 3.03. Conditions to All Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

          (a) except as provided in Section 2.02(f), receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing; and

          (d) the fact that, immediately after such Borrowing, (i) the aggregate outstanding principal amount of the Loans of each Bank will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments of all of the Banks as of such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (b), (c) and (d) of this Section.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 1998 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended September 30, 1998, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

          (b) Since June 30, 1998, there has been no event, act, condition or occurrence having a Material Adverse Effect.

          SECTION 4.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of, or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

          SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

          (b) Neither the Borrower nor any member of the Controlled Group has incurred any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred.

          SECTION 4.07. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended June 30, 1995.

          SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (except where the failure to be qualified shall not cause or be reasonably expected to cause a material adverse effect upon such Subsidiary's condition (financial, business or other)), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Borrower has no Subsidiaries except those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.
                                    - 26 -

          SECTION 4.09. Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.10 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.07.

          SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could have or cause a Material Adverse Effect.

          SECTION 4.14. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

          (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

          (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

          SECTION 4.15. Compliance with Laws. The Borrower and each Subsidiary is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

          SECTION 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

          SECTION 4.17. Margin Stock. No part of the proceeds of any Loan will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations T, U or X.

          SECTION 4.18. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

          SECTION 4.19. Broadcast Licenses. (a) Each of the Borrower and its Subsidiaries owns, possesses or has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, licenses (including, without limitation, Broadcast Licenses) and material rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others.

          (b) (i) Schedule 4.19 to this Agreement accurately lists and describes each material Broadcast License of the Borrower and its Subsidiaries which is in existence on the date hereof or which will be in existence on the Closing Date and the expiration date, if any, of each such material Broadcast License;

          (ii) each such material Broadcast License is, or on the Closing Date will be, in full force and effect;

          (iii) the Borrower and each Subsidiary has fulfilled and performed all of its obligations, if any, with respect to such material Broadcast Licenses; and

          (iv) no event has occurred which (A) permits, or after notice or lapse of time or both would permit, revocation or termination of any such material Broadcast License or (B) causes a Material Adverse Effect or in the future may (so far as the Borrower can now reasonably foresee) cause a Material Adverse Effect in any of the rights of the Borrower or any Subsidiary thereunder. Except to the extent required by the

     Communications Act of 1934, as amended, and the rules and regulations of the FCC, no Broadcast License or other franchise or license held by the Borrower or any Subsidiary requires that any present stockholder, director, officer or employee of the Borrower remain as such or that any transfer of control of the Borrower or any Subsidiary must be approved by any public or governmental body.

          (c) The Broadcast Licenses described on Schedule 4.19 to this Agreement constitute all of the main station licenses and low power television licenses issued by the FCC or any Governmental Authority, necessary for the operation of the business of the Borrower and each Subsidiary in the same manner as it is currently conducted and as proposed to be conducted. The Broadcast Licenses described on Schedule 4.19 to this Agreement are, or on the Closing Date will be, validly issued and in full force and effect, unimpaired by any act or omission by the Borrower or any Subsidiary. Except for rulemakings or similar proceedings of general applicability to entities such as the Borrower and its Subsidiaries, no Borrower or Subsidiary is a party to any investigation (to the best of its knowledge), notice of violation, order, or complaint issued by or before the FCC or any other Governmental Authority, nor are there any other proceedings involving the Borrower or any one or more of the Subsidiaries by or before the FCC or any other Governmental Authority, which investigation, notice, order, complaint or proceeding could in any manner materially threaten or adversely affect such Broadcast Licenses. Neither the Borrower nor any Subsidiary has any knowledge of a threat of any such investigation, notice of violation, order, complaint or proceeding with respect thereto. Neither the Borrower nor any Subsidiary has any reason to believe that the Broadcast Licenses listed and described on Schedule 4.19 to this Agreement will not be renewed in the ordinary course. The Borrower and each Subsidiary has filed with the FCC and all other applicable Governmental Authorities all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of the FCC or such applicable Governmental Authorities.

          SECTION 4.20. Y2K Plan. The Borrower has developed a comprehensive plan (the "Y2K Plan") for insuring that the Borrower's and its Subsidiaries' software and hardware systems which impact or affect in any way the business operations of the Borrower and its Subsidiaries will be Year 2000 Compliant and Ready. The Borrower and its Subsidiaries have met in all material respects the Y2K Plan milestones such that all hardware and software systems will be Year 2000 Compliant and Ready in accordance with the Y2K Plan.


                                   ARTICLE V

                                   COVENANTS

          The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01.  Information.  The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such

Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by KPMG Peat Marwick or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

          (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the controller of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.07, inclusive, and 5.10 and 5.21 on the date of such financial statements, (ii) setting forth the aggregate amount, as of the date of such certificate, of the Capital Expenditures incurred in connection with the construction of the new facility and expanded news programming for WGNX, and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

          (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

          (h)  if and when the Borrower or any member of the Controlled Group
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (i) promptly after the Borrower knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Borrower and/or any Subsidiary for $5,000,000 or more in excess of amounts covered in full by applicable insurance; and

          (j) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

          (k) as soon as practicable after the receipt thereof, and in any event within ten (10) Domestic Business Days after the issuance thereof:

               (i) copies of any order or notice of the FCC, a court of competent jurisdiction or any other Governmental Authority which designated any Broadcast License of the Borrower or any Subsidiary or application therefor for a hearing, or which refuses renewal or extension of any such Broadcast License, or revokes or suspends the authority of the Borrower or any Subsidiary to operate a broadcast station;

               (ii) a copy of any competing application filed against any Broadcast License of the Borrower or any Subsidiary or application therefor;

               (iii) copies of any citation, notice of violation or order to show cause from the FCC, or any material complaint filed by or with the FCC, in each case, in connection with the Borrower or any Subsidiary; and

               (iv) a copy of any notice or application by the Borrower or any Subsidiary requesting authority to cease broadcasting on any broadcast station for any period in excess of forty-eight (48) hours; and

          (l) simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs (a) and (b) above, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer to the effect that nothing has come to their attention to cause them to believe that the Y2K Plan milestones have not been met in a manner such that the Borrower's and its Subsidiaries hardware and software systems will not be Year 2000 Compliant and Ready;

          (m) within 5 Domestic Business Days after the Borrower becomes aware of any deviations from the Y2K Plan which would cause the Borrower to not be Year 2000 Compliant and Ready, a statement of the Chief Executive Officer, Chief Financial Officer, or Chief Technology Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (n) promptly upon the receipt thereof, a copy of any third party assessments of the Borrower's Y2K Plan together with any recommendations made by such third party with respect to Year 2000 compliance;

          (o) from time to time such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Agent at the request of any Bank may reasonably request.

          SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

          SECTION 5.03. Ratio of Consolidated Funded Debt to EBITDA. The ratio of Consolidated Funded Debt to EBITDA (calculated for the Fiscal Quarter most recently ended and the immediately preceding three Fiscal Quarters) shall at all times be less than 3.50 to 1.00.

          SECTION 5.04. Fixed Charges Coverage. At the end of each Fiscal Quarter the Fixed Charge Coverage Ratio shall not be less than 2.00 to 1.00 for the period commencing with the Fiscal Quarter ending September 30, 1998, and continuing for each Fiscal Quarter thereafter.

          SECTION 5.05. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding Five Million and No/100 Dollars ($5,000,000) in the aggregate outstanding made in the ordinary course of business and consistently with practices existing on June 30, 1998; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to Wholly Owned Subsidiaries; and (iv) loans or advances not otherwise permitted by the foregoing clauses of this Section, provided that the aggregate outstanding loans and advances made under this clause (iv) when aggregated with the Investments made under Section 5.06(vi) shall not at any time exceed $40,000,000; provided, further, that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii) or (iv) of this Section, no Default shall have occurred and be continuing.

          SECTION 5.06. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by
Section 5.05 and except Investments in (i) direct obligations of the United States Government maturing within one year, (ii) certificates of deposit issued by or money market accounts maintained at a United States bank: (x) whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.; or (y) if the long-term certificates of deposit of such United States bank are unrated, the long-term debt of the corporation owning such bank must be rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 9 months after the date of acquisition, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (v) Permitted Acquisitions; and/or (vi) debt and investment securities not otherwise permitted by the foregoing clauses of this Section, provided that the aggregate amount of Investments made under this clause (vi) when aggregated with the loans and advances made under section 5.05(iv) shall not at any time exceed $40,000,000.

          SECTION 5.07. Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $5,000,000;

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

          (f)  Liens securing Debt owing by any Subsidiary to the Borrower;

          (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

          (h) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (i)  any Lien on Margin Stock; and

          (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Net Worth.

          SECTION 5.08. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except through corporate reorganization to the extent permitted by Section 5.10.

          SECTION 5.09. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by
Section 5.10.

          SECTION 5.10. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another, (c) KCPQ Acquisition Corp., a Consolidated Subsidiary of the Borrower, may merge with Kelly Television Co. if (i) Kelly Television Co. is organized under the laws of the United States of America or one of its states, (ii) KCPQ Acquisition Corp. is the corporation surviving such merger, and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (d) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding three Fiscal Quarters, either (x) contributed more than 20% of Consolidated Gross Revenues during the 4 Fiscal Quarters immediately preceding such Fiscal Quarter, or (y) contributed more than 20% of Consolidated Operating Profits during the 4 consecutive Fiscal Quarters immediately preceding such Fiscal Quarter; provided, however, that the exchange of assets in connection with the WGNX Acquisition shall be excluded from any computation made pursuant to this
Section 5.10(c).

          SECTION 5.11. Use of Proceeds. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, except a Permitted Acquisition or (ii) for any purpose in violation of any applicable law or regulation. The proceeds of the initial Borrowing under this Agreement shall be used exclusively to finance or refinance the WGNX Acquisition.

          SECTION 5.12. Compliance with Laws; Payment of Taxes. (a) The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims
for labor, supplies, rent and other obligations which:   (A) if unpaid, might
become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Agent, the Borrower shall have set up reserves in accordance with GAAP; or (B) when combined with all other taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations not paid promptly when due during the current Fiscal Quarter and the immediately preceding three Fiscal Quarters is greater than $500,000.

          (b) The Borrower shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower and members of the Controlled Group to exceed $5,000,000 at any time. For purposes of this Section 5.12(b), the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which: (1) the Borrower and members of the Controlled Group have paid; or (2) as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Borrower shall obtain prompt written advice from independent actuarial consultants supporting any such adjustments under Sections 4219 and 4221 of ERISA. The Borrower agrees, from time to time but no more frequently than once each Fiscal Year, upon the request of the Agent (i) to request and obtain a current statement of the withdrawal liability of the Borrower and members of the Controlled Group from each Multiemployer Plan, if any, and (ii) to transmit a copy of such statement to the Agent and the Banks within fifteen (15) days after the Borrower receives the same.

          (c) No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary in violation of (or in a manner so as to cause the Agent or the Banks to be in violation of) any applicable law or regulation, including without limitation Regulations G, T, U and X. At no time will the value of Margin Stock purchased or held by the Borrower (including, without limitation, shares of common stock of the Borrower repurchased by and held by the Borrower but excluding shares of common stock of the Borrower repurchased by and immediately retired by the Borrower) exceed 25% of Unencumbered Total Assets of the Borrower.

          SECTION 5.13. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

          SECTION 5.14. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

          SECTION 5.15. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

          SECTION 5.16. Environmental Notices. The Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

          SECTION 5.17. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

           SECTION 5.18. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

          SECTION 5.19. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any Affiliate Transaction, except: (1) as permitted by law; (2) in the ordinary course of business; and (3) pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate. As used herein, "Affiliate Transaction" means a transaction between the Borrower or any of its Subsidiaries with any Affiliate of the Borrower or any such Subsidiary (which Affiliate is not the Borrower or a Subsidiary) which transaction when combined with all other transactions between the Borrower or any of its Subsidiaries and any Affiliate of the Borrower or a Subsidiary of the Borrower during the current Fiscal Quarter and the immediately preceding three Fiscal Quarters is greater than $1,000,000.

          SECTION 5.20 Acquisitions. The Borrower will not, nor will it permit any Subsidiary to purchase, lease or otherwise acquire (in a single transaction or in a series of transactions), directly or indirectly: (i) all or any substantial part of the assets or stock of any other Person; (ii) a business line or segment of any other Person; or (iii) control of any other Person; provided that the Borrower and it Subsidiaries may enter into a Permitted Acquisition.

          SECTION 5.21. Debt. (a) The Borrower shall not at any time incur, create, assume, or permit to exist any Debt except: (1) the Loans; (2) Debt owing to a Subsidiary of the Borrower; (3) Debt outstanding on the date of this Agreement described on Schedule 5.21; and (4) Debt, in addition to Debt permitted under clauses (1), (2) and (3) of this Section 5.21(a), provided that the Borrower shall not incur, create, assume or permit to exist any Debt under this Section 5.21(a) if the incurrence, creation, assumption or existence of any such Debt shall result in a Default or Event of Default.

          (b) No Subsidiary of the Borrower shall at any time incur, create, assume, or permit to exist any Debt except: (1) Debt owing to the Borrower or another Subsidiary of the Borrower; and (2) Debt, in addition to Debt permitted under clause (1) of this Section 5.21(b), provided that the aggregate outstanding principal amount of Debt of all of the Subsidiaries of the Borrower incurred under this clause (2) of Section 5.21(b) shall not at any time exceed $1,000,000; provided further that no Subsidiary of the Borrower shall incur, create, assume, or permit to exist any Debt under this Section 5.21(b) if the incurrence, creation, assumption or existence of any such Debt shall result in a Default or Event of Default.

          SECTION 5.22. Termination or Loss of Licenses. The Borrower will not, nor will it permit any Subsidiary to, take or fail to take any action which permits, or after notice or lapse of time or both would permit, revocation or termination of any material Broadcast License; except: (1) revocation or termination of the Broadcast Licenses applicable to the KCPQ Assets to the extent such revocation or termination is required in connection with the WGNX Acquisition; and (2) revocation or termination of Broadcast Licenses applicable to other assets that are transferred by the Borrower to the extent any such transfer is permitted under this Agreement.

          SECTION 5.23. No Activities Leading to Forfeiture. The Borrower will not, nor will it permit any Subsidiary to, engage in the conduct of any business or activity which could result in a Forfeiture Proceeding.

          SECTION 5.24. Y2K Compliant and Ready. The Borrower will meet the milestones contained in the Y2K Plan in all material respects and will have all hardware and software systems Year 2000 Compliant and Ready (including all material internal and external testing) on or before June 30, 1999.


                                   ARTICLE VI

                                    DEFAULTS

          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within five Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.01(m), 5.02(ii), or 5.03 to 5.11,
     inclusive, or Section 5.13, or Sections 5.20 to 5.23 inclusive; or

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by clause (a) or (b) above) for thirty days after the earlier of (i) the first day on which the Borrower has knowledge of such failure or (ii) written notice thereof has been given to the Borrower by the Agent at the request of any Bank; or

          (d) any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) in an aggregate principal amount in excess of $10,000,000 when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary in an aggregate principal amount in excess of $10,000,000 or the mandatory prepayment or purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the mandatory prepayment or purchase thereof prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

          (l) (i) any Person or two or more Persons (other than the E. T. Meredith Family Stockholders) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Borrower; or
     (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause
     (A) and individuals described in clause (B); or

          (m) except as permitted by Section 5.22, if any of the Broadcast Licenses necessary for the operation of the Stations shall be terminated, forfeited or revoked or shall fail to be renewed for any reason whatsoever, or, for any other reason, the Borrower or any Subsidiary of the Borrower shall at any time fail to be a licensee under any of the Broadcast Licenses or shall otherwise fail to have all required authorizations, licenses and permits to construct, own, operate or promote the Stations pursuant to the Broadcast Licenses; or

          (n) if (x) any Forfeiture Proceeding shall have been commenced or the Borrower shall have given the Bank written notice of the commencement of any Forfeiture Proceeding as provided in Section 5.01(j) hereof; or (y) the Bank has a good faith basis to believe that a Forfeiture Proceeding has been threatened or commenced; or

          (o) if, at any time, the FCC or any court of competent jurisdiction shall have entered any final order or judgment (which, in either case, shall have been outstanding for any period of more than thirty (30) days during which enforcement of such order or judgment has not been stayed, by reason of a pending appeal or otherwise) requiring the Borrower or any Subsidiary of the Borrower to sell, transfer or divest itself of any Station, or the assets which comprise any Station, by virtue of any failure on the part of the Borrower or any Subsidiary of the Borrower to comply with the Federal Communications Act of 1934, as amended, the rules and regulations of the FCC promulgated thereunder or any FCC order or any judgment, and the Borrower or any Subsidiary of the Borrower shall fail to consummate such sale, transfer or divestiture within the time allotted therefor;
                                    - 39 -
          then, and in every such event, the Agent shall (i)if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents to be, and the Notes (together with all accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower, or any other act by the Agent or the Banks, the Commitments shall thereupon automatically terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

          SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

          SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 9.05) take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          SECTION 7.04. Rights of Agent and its Affiliates as a Bank. With respect to any Loan made by Wachovia or an Affiliate of Wachovia, such Affiliate and Wachovia in their capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an Affiliate of Wachovia (or in Wachovia's case, acting as the Agent), and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include such Affiliate of Wachovia or Wachovia in its individual capacity. Such Affiliate and Wachovia may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if they were not an Affiliate of the Agent or the Agent, respectively; and such Affiliate and Wachovia may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and Wachovia) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

          SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with the aggregate amount of its Commitment for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

          SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.07(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

          SECTION 7.08. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent. Each Bank acknowledges that each Bank designated as a "Syndication Agent" or "Documentation Agent" on the signature pages of this Agreement shall have no right, duty or responsibility and shall incur no liability, under this Agreement in its capacity as a Syndication Agent or Documentation Agent.

          SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

          SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent that has been duly appointed by the Required Banks shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                                 ARTICLE VIII

                    CHANGE IN CIRCUMSTANCES; COMPENSATION

          SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

          (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon: (i) the obligations of the Banks to make the Euro-Dollar Loans specified in such notice shall be suspended; and (ii) the obligations of the Banks to make the Euro-Dollar Loans specified in such notice shall continue to be suspended until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist. Unless the Borrower notifies the Agent at least 2 Domestic Business Days before the date of any Euro-dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

          (iii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing or future law, rule or regulation, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) The provisions of this Section 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

          SECTION 8.04.  Base Rate Loans Substituted for Euro-Dollar Loans.  If
(i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

In the event that the Borrower shall elect that the provisions of this Section shall apply to any Bank, the Borrower shall remain liable for, and shall pay to such Bank as provided herein, all amounts due such Bank under Section 8.03 in respect of the period preceding the date of conversion of such Bank's Loans resulting from the Borrower's election.

          SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

          (a)  any payment or prepayment (pursuant to Section 2.09, Section
2.10 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan;

          (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

          (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.


                                ARTICLE IX

                               MISCELLANEOUS

          SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified in this Section and the telecopy machine used by the sender provides a written confirmation that such telecopy has been so transmitted or receipt of such telecopy transmission is otherwise confirmed, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Banks and the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent or any Bank, including fees and disbursements of counsel to the Agent and each Bank, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.

          (b) The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

          (c) The Borrower shall indemnify the Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

          SECTION 9.04. Set-Offs; Sharing of Set-Offs. (a) The Borrower hereby grants to each Bank, as security for the full and punctual payment and performance of the obligations of the Borrower under this Agreement, a continuing lien on and security interest in all deposits and other sums credited by or due from such Bank to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, each Bank may at any time upon or after the occurrence of any Event of Default, and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against such obligations, whether or not any other Person or Persons could also withdraw money therefrom.

          (b) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and/or such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

          SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or decrease the rate of interest on any Loan or change the amount of any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof under this Agreement, the Notes or any other Loan Document, (v) change the percentage of the Commitment or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
(vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, (viii) waive any of the conditions precedent contained in Section 3.01, Section 3.02 or Section 3.03,
(ix) change the date fixed for any reduction or termination of the Commitments of any Bank, or (x) release, discharge or terminate any guaranty given to support payment of the Loans.

          (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

          SECTION 9.06. Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement, without the written consent of the Banks and Agent.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Loan or Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Loan or Loans, (iii) the change of the principal of the related Loan or Loans or , (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) facility or unused fee is payable hereunder from the rate at which the Participant is entitled to receive interest or facility or unused fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or
(vi) the release of any guaranty given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

          (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit G, executed by such Assignee, such transferor Bank and the Agent (and, in the case of (i) an Assignee that is not then a Bank or an Affiliate of a Bank; and (ii) an assignment not made during the existence of a Default or an Event of Default, by the Borrower); provided that (i) the aggregate amount of the Commitment of the assigning Bank being assigned pursuant to such assignment (determined as of the effective date of the assignment) shall be equal to $10,000,000 (or any larger multiple of $1,000,000), (ii) no interest may be sold by a Bank pursuant to this paragraph
(c) to any Assignee that is not then a Bank or an Affiliate of a Bank without the consent of the Borrower, which consent shall not be unreasonably withheld, provided that the Borrower's consent shall not be necessary with respect to any assignment made during the existence of a Default or an Event of Default; (iii) a Bank may not, at any one time, have more than two (2)Assignees that either:
(y) are not then Banks or an Affiliate of such a Bank; or (z) that were not previously Banks; (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate of a Bank, without the consent of the Agent, which consent shall not be unreasonably withheld, provided, that, although the Agent's consent may not be necessary with respect to an Assignee that is then a Bank or an Affiliate of a Bank, no such assignment shall be effective until the conditions set forth in the following sentence are satisfied. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment by the assigning Bank of a processing and recordation fee of $3,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to each of such Assignee and such transferor Bank.

          (d) Subject to the provisions of Section 9.08, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 9.07 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

          SECTION 9.08. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel, Affiliates and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.08.

          SECTION 9.09. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however, that, subject to Section 9.07, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

          SECTION 9.10. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

          SECTION 9.11. Survival of Certain Obligations. Sections 8.03(a), 8.03(b), 8.05 and 9.03, and the obligations of the Borrower thereunder, shall survive, and shall continue to be enforceable notwithstanding, the termination of this Agreement and the Commitments and the payment in full of the principal of and interest on all Loans.

          SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

          SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

          SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

          SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

          SECTION 9.16. Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

          SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



               [Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                             MEREDITH CORPORATION


ATTEST:                      By: /s/ Michael A. Sell   (SEAL)
                                 -------------------
                             Title: Treasurer
/s/ Thomas L. Slaughter      1716 Locust Street
-----------------------      Des Moines, Iowa 50309-3023
Its: Secretary               Attention:  Michael A. Sell
                             Telecopy number: 515-284-3828
[CORPORATE SEAL]             Telephone number: 515-284-2633

                             With a copy to:
                             Meredith Corporation
                             1716 Locust Street
                             Des Moines, Iowa 50309-3023
                             Attention: General Counsel
                             Telecopy Number:  (515) 284-3933
                             Telephone Number:  (515) 284-3056

COMMITMENTS:
                             WACHOVIA BANK, N.A., as Agent and as a Bank

Commitment:
$47,500,000                  By: /s/ Mark L. Thomas (SEAL)
                                 ------------------
                             Title: Vice President

                             Wachovia Bank, N.A.
                             Syndication Services
                             191 Peachtree Street, N.E., Mail Code GA-0423 Atlanta, Georgia 30303-1757
                             Attention: Lynn Smith (27th Floor)
                             Telecopy number: (404) 332-4005
                             Telephone number: (404) 332-4008

                             With a copy to:
                             Wachovia Bank, N.A.
                             191 Peachtree Street, N.E., Mail Code GA-0370 Atlanta, Georgia 30303-1757
                             Attention: Mark Thomas (28th Floor)
                             Telecopy number: (404) 332-6898
                             Telephone number: (404) 332-6450




                        [Remainder of this page intentionally left blank]

                             THE FIRST NATIONAL BANK OF CHICAGO, as
                             Syndication Agent and a Bank

Commitment:
$32,500,000                  By: /s/ Laurie W. Blazek (SEAL)
                                 --------------------
                             Title: Vice President

                             Lending Office
                             --------------
                             The First National Bank of Chicago
                             One First National Plaza
                             Suite 0629
                             Chicago, IL 60670
                             Attention:  Laurie Blazek
                             Telecopy number:  (312) 732-8587
                             Telephone number: (312) 732-5475

                             With a copy to:
                             BankOne, Colorado, N.A.
                             1125 17th Street
                             3rd Floor
                             MC: CO1-9523
                             Denver, CO 80202
                             Attention: Mariel Keane Hough, Vice President Telecopy number: (303) 244-3351
                             Telephone number: (303) 244-3225



               [Remainder of this page intentionally left blank]

                             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                             ASSOCIATION, as Documentation Agent and a Bank

Commitment:
$32,500,000                  By: /s/ Ronald K. Rueve (SEAL)
                                 -------------------
                             Title: Vice President

                             Lending Office
                             --------------
                             SunTrust Bank, Central Florida, National
                             Association
                             Mail Code O-1043
                             2000 South Trust Bank
                             Orlando, FL 32801
                             Attention: Stephen L. Leister, Vice President, National Banking
                             Telecopy number: (407) 237-6894
                             Telephone number: (407) 237-4705



               [Remainder of this page intentionally left blank]

                             FLEET NATIONAL BANK

Commitment:
$27,500,000                  By: /s/ Stephen J. Healey (SEAL)
                                 ---------------------
                             Title: Senior Vice President

                             Lending Office
                             --------------
                             Fleet National Bank
                             1 Federal Street
                             MC: MAOFD03D
                             Boston, MA 02110
                             Attention: Stephen Healey
                             Telecopy number: (617) 346-4346
                             Telephone number: (617) 346-4367



               [Remainder of this page intentionally left blank]

                             BANQUE NATIONALE de PARIS

Commitment:
$20,000,000                  By: /s/ Jo Ellen Bender (SEAL)
                                 -------------------
                             Title: Senior Vice President & Manager


                             By: /s/ Arnaud Collin Du Bocage (SEAL)
                                 ---------------------------
                             Title: Executive Vice President & General Manager


                             Lending Office
                             --------------
                             Banque Nationale de Paris
                             209 South LaSalle Street
                             Chicago, IL 60604
                             Attention: Jo Ellen Bender
                             Telecopy number: (312) 977-1380
                             Telephone number (312) 977-2225



               [Remainder of this page intentionally left blank]

                             NORWEST BANK IOWA, N.A.

Commitment:
$20,000,000                  By: /s/ Wm C. Green Jr. (SEAL)
                                 -------------------
                             Title: Vice President

                             Lending Office
                             --------------
                             Norwest Bank Iowa, N.A.
                             666 Walnut Street
                             Telecopy number:   (515)245-3128
                             Telephone number:   (515)245-3354



                      [Remainder of this page intentionally left blank]

                             THE BANK OF NEW YORK
Commitment:
$20,000,000                  By: /s/ B. Todres
                                 -------------
                             Title:  Vice President


                             Lending Office
                             --------------
                             The Bank of New York
                             One Wall Street
                             New York, NY 10286
                             Attention: Benjamin B. Todres
                             Telecopy number: (212) 635-8593
                             Telephone number (212) 635-8745